Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
CIFC Corp.

Offer for all outstanding
8.50% Senior Notes due 2025,
in exchange for
8.50% Senior Notes due 2025

which have been registered under

the Securities Act of 1933, as amended

Pursuant to the Prospectus, dated          , 2016

The exchange offer will expire at 5:00 p.m., New York City time, on          , 2016, unless extended. Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

This form or one substantially equivalent hereto must be used to accept the exchange offer of CIFC Corp. which we refer to as CIFC in this notice, made pursuant to the prospectus, dated          , 2016, if certificates for the outstanding 8.50% Senior Notes due 2025 of CIFC, which we refer to as the old notes in this notice, are not immediately available or if the procedure for book-entry transfer cannot be completed at or prior to 5:00 p.m., New York City time, on the expiration date or time will not permit all required documents to reach U.S. Bank National Association, as exchange agent, at or prior to 5:00 p.m., New York City time, on          , 2016, unless extended, which we refer to as the expiration date in this notice. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to the exchange agent as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender old notes pursuant to the exchange offer, a completed, signed and dated letter of transmittal for old notes held in certificated form (or a facsimile of the letter of transmittal) or an agent’s message instead of a letter of transmittal for old notes held in book-entry form must also be received by the exchange agent at or prior to 5:00 p.m., New York City time, on the expiration date. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the prospectus.

The exchange agent for the exchange offer is:

U.S. Bank National Association

By Hand and Overnight Delivery or Certified Mail:
U. S. Bank National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN  55107-1402
Attn: Corporate Actions
CIFC Corp.
8.50% Senior Notes due 2025

By Facsimile (for eligible institutions only): (651) 466-7367 To Confirm by Telephone: (800) 934-6802

For Information:

U. S. Bank National Association
Attn: Corporate Actions
111 Fillmore Avenue
St. Paul, MN  55107-1402
Attn: Corporate Actions

Delivery of this notice to an address other than as set forth above or transmission of this notice via facsimile to a number other than as set forth above will not constitute a valid delivery.

This notice is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to CIFC, upon the terms and subject to the conditions set forth in the prospectus and the related letter of transmittal, receipt of each of which the undersigned hereby acknowledges, the aggregate principal amount of old notes set forth below, pursuant to the guaranteed delivery procedures described in the letter of transmittal and under the caption “The Exchange Offer — Guaranteed Delivery Procedures” in the prospectus.

Aggregate principal amount of old notes tendered (must be in denominations of $1,000 and integral multiples of $1,000 in excess of $1,000)

Name(s) of holder(s)

Name of eligible guarantor institution guaranteeing delivery

Provide the following information for old notes certificates to be delivered to the exchange agent:

Certificate numbers for old notes tendered

Provide the following information for old notes to be tendered by book-entry delivery:

Name of tendering institution

DTC account number

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x

X
Signature(s) of owners or	Date
authorized signatory

Area code and telephone number

Must be signed by the holder(s) of the old notes being tendered as the name(s) appear(s) on the certificates evidencing such old notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below. Please print name(s) and address(es).

Name(s):

Capacity:

Address(es):

2

GUARANTEE

(not to be used for signature guarantees)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the United States Securities Exchange Act of 1934, as amended, as an “Eligible Guarantor Institution,” which definition includes: (i) banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act); (ii) brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Act; (iii) credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act); (iv) national securities exchanges, registered securities associations, and clearing agencies, as those terms are used under the Act; and (v) savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act), hereby guarantees to deliver to the exchange agent, within three New York Stock Exchange trading days after the date of execution of this notice, the old notes tendered hereby, either: (a) by book-entry transfer, to the account of the exchange agent at DTC, pursuant to the procedures for book-entry delivery set forth in the prospectus, together with an agent’s message, with any required signature guarantees, and any other required documents, or (b) by delivering certificates representing the old notes tendered hereby, together with the properly completed, dated and duly executed letter of transmittal (or a manually signed facsimile of the letter of transmittal), with any required signature guarantees, and any other required documents.

The undersigned acknowledges that it must deliver the old notes tendered hereby, either (i) in the case of old notes held in book-entry form, by book-entry transfer into the account of the exchange agent at DTC, together with an agent’s message, and any required signature guarantees and other required documents, or (ii) in the case of old notes held in certificated form, by delivering to the exchange agent certificates representing the old notes tendered hereby, together with the letter of transmittal (or a manually signed facsimile copy of the letter of transmittal), and any required signature guarantees and other required documents, in either case, within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

(Please Type or Print)

(Firm Name)

(Firm Address)

(Area Code and Telephone Number and Fax Number)

(Authorized Signature)

(Print or Type Name of Signatory)

(Title)

(Date)

Do not send physical certificates representing old notes with this notice. Such physical certificates should be sent to the exchange agent, together with a properly completed and executed letter of transmittal.